EXHIBIT 10.1

SECOND AMENDMENT TO LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of August 3, 2012, by and among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the "Borrower"), with an address at 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850, EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, a Delaware limited liability company (the "Guarantor"), with an address at 5901 East Lombard Street, Baltimore, Maryland 21224, EMERGENT BIODEFENSE OPERATIONS LANSING LLC, a Michigan limited liability company formerly known as BioPort Corporation ("EBOL"), with an address at 3500 N. Martin King Jr. Blvd., Lansing, MI 48906, and PNC BANK, NATIONAL ASSOCIATION (the "Bank"), with an address at 800 17th Street, NW, Washington, DC 20006.

BACKGROUND

A.            The Borrower, the Guarantor, and EBOL have executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, construction loan agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the "Loan Documents") which evidence or secure some or all of the Borrower's obligations to the Bank for one or more loans or other extensions of credit (the "Obligations").

B.            The Note (as defined on Exhibit A) provides that the Borrower may borrow, repay and reborrow, under the committed line of credit evidenced by the Note until July 28, 2012 (defined in the Note as the "Expiration Date").  The Note further provides that accrued interest shall be paid on a monthly basis, with the first payment being due on August 28, 2011 and that repayment of the principal balance outstanding on the Expiration Date shall begin after the Expiration Date and continue until July 28, 2017, when all outstanding interest and principal shall be due in full.  The outstanding principal balance currently is, and on the Expiration Date will be, $30,000,000.

C.            The Borrower, the Guarantor, EBOL, and the Bank desire to amend the Loan Documents as provided for in this Amendment, including to confirm the specific principal repayment terms applicable under the Note.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Certain of the Loan Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.            The Borrower hereby certifies that: (a) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (b) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (c) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.            The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower's existing and future Obligations to the Bank, as modified by this Amendment.

4.            As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.            To induce the Bank to enter into this Amendment, the Borrower, the Guarantor and EBOL waive and release and forever discharge the Bank and its officers, directors, attorneys, agents, and employees (collectively, the "Indemnified") from any liability, damage, claim, loss or expense of any kind that they may have against the Bank or any of them arising out of or relating to the Obligations, except where the liability, damage, claim, loss or expense arises out of the willful misconduct or gross negligence of any of the Indemnified. The Borrower, the Guarantor, and EBOL further agree to indemnify and hold the Indemnified harmless from any loss, damage, judgment, liability or expense (including attorneys' fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations, except where the loss, damage, judgment, liability or expense arises out of the willful misconduct or gross negligence of any of the Indemnified. The Borrower, the Guarantor, and EBOL further state that they have carefully read the foregoing release and indemnity, know the contents thereof and grant the same as their own free act and deed.

6.            This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.            This Amendment will be binding upon and inure to the benefit of the Borrower, the Guarantor, EBOL, and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.            This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Maryland, excluding its conflict of laws rules.

9.            Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved).  The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

10.            The Guarantor and EBOL each hereby consents to the provisions of this Amendment and confirms and agrees that its obligations under the Loan Documents executed by it, as amended by this Amendment, relating to the Obligations mentioned in the Amendment, shall be unimpaired hereby and that it has no defenses or set-offs against the Bank, its officers, directors, employees, agents or attorneys with respect to such Loan Documents and that all of the terms, conditions and covenants of such Loan Documents not inconsistent herewith shall remain unaltered and in full force and effect and are hereby ratified and confirmed.  The Guarantor and EBOL each hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no default or Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any such Loan Documents which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.  The Guarantor and EBOL each hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or EBOL, shall continue unimpaired and in full force and effect, shall cover and secure all of the Borrower's, the Guarantor's and EBOL's existing and future Obligations to the Bank, as modified by this Amendment.  The Guarantor and EBOL each expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in such Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

BORROWER:

WITNESS / ATTEST:	EMERGENT BIOSOLUTIONS INC., a Delaware corporation

/s/ Lisa Richardson	By: /s/ R. Don Elsey
(SEAL)
Print Name: Lisa Richardson	Print Name: R. Don Elsey
Title: Senior Director, Treasury	Title: Chief Financial Officer and Treasurer
(Include title only if an officer of entity signing to the right)

GUARANTOR:

WITNESS / ATTEST:	EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, a Delaware limited liability company

/s/ Lisa Richardson	By: /s/ R. Don Elsey
(SEAL)
Print Name: Lisa Richardson	Print Name: R. Don Elsey
Title:___________________________	Title: Manager
(Include title only if an officer of entity signing to the right)

EBOL:

WITNESS / ATTEST:	EMERGENT BIODEFENSE OPERATIONS LANSING LLC, a Michigan limited liability company formerly known as BioPort Corporation

/s/Lisa Richardson	By: /s/ R. Don Elsey
(SEAL)
Print Name: Lisa Richardson	Print Name: R. Don Elsey
Title:______________________	Title: Treasurer
(Include title only if an officer of entity signing to the right)

BANK:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Douglas T. Brown
(SEAL)
Print Name: Douglas T. Brown
Title: Senior Vice President

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EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF AUGUST 3, 2012

A.	Loan Documents: The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Construction Loan Agreement dated July 29, 2011 among the Borrower, the Guarantor, and the Bank (as amended through the date hereof, the "Loan Agreement").

2.	$30,000,000 Promissory Note dated July 29, 2011 from the Borrower payable to the order of the Bank (as amended through the date hereof, the "Note").

3.	Guaranty and Suretyship Agreement (Payment and Completion) dated July 29, 2011 from the Guarantor for the benefit of the Bank.

4.	Indemnity Deed of Trust, Security Agreement and Financing Statement dated July 29, 2011 executed by the Guarantor for the benefit of the Bank and securing the Guaranty.

5.	Indemnity Assignment of Leases and Rents dated July 29, 2011 executed by the Guarantor for the benefit of the Bank and securing the Guaranty.

6.	Security Agreement (Government Accounts) dated July 29, 2011 executed by EBOL in favor of the Bank (as amended through the date hereof, the "Security Agreement").

7.	Environmental Indemnity Agreement dated July 29, 2011 executed by the Borrower and the Guarantor for the benefit of the Bank.

8.	First Amendment to Loan Documents dated June 26, 2012 executed by the Borrower, the Guarantor, EBOL, and the Bank.

9.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.            Amendments to Loan Documents:  The Loan Documents are amended as follows:

1.	The Loan Agreement is hereby amended as follows:

a.	Paragraph (a) of the Financial Covenants Section of Exhibit C to the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)            The Consolidated Group will maintain at all times a minimum of unencumbered cash and liquid investments of $50,000,000.00, which the Borrower shall certify at the end of each fiscal quarter.

2.	The Note is hereby amended as follows:

a.	The definition of "LIBOR Interest Period" in Paragraph 2 is hereby amended to replace the defined term "Expiration Date" in clause (ii) thereof with the defined term "Maturity Date."

b.	Paragraph 5 "Payment Terms" is hereby amended and restated in its entirety as follows:

5.            Payment Terms.  The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Base Rate Option, on the last day of each month during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Option, on the last day of the respective LIBOR Interest Period for such advance, (c) if any LIBOR Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full.  In addition, principal shall be due and payable in fifty-nine (59) equal consecutive monthly installments in the amount of $125,000 each, commencing on August 28, 2012 and continuing on the 28th day of each month thereafter, and a final installment of $22,625,000 on July 28, 2017 (the "Maturity Date").  All outstanding principal and accrued interest shall be due and payable in full on the Maturity Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder.  Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

c.            The following new Paragraphs 15 and 16 are inserted immediately following Paragraph 14 and existing Paragraph 15 is re-designated as Paragraph 17:

15.            Anti-Money Laundering/International Trade Law Compliance.  The Borrower represents and warrants to the Bank, as of the date of this Note,  the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity  (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity  engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.  Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: "Anti-Terrorism Laws" means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; "Compliance Authority" means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; "Covered Entity" means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; "Reportable Compliance Event" means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; "Sanctioned Country" means a country subject to a sanctions program maintained by any Compliance Authority; and "Sanctioned Person" means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

16.            USA PATRIOT Act Notice.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account.  What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

C.	Conditions to Effectiveness of Amendment: The Bank's willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment, including the attached Consent(s).

2.	Reimbursement of the fees and expenses of the Bank's outside counsel in connection with this Amendment.

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